THE TURKISH INVESTMENT FUND, INC.

c/o Morgan Stanley Investment Management

522 Fifth Avenue

New York, NY 10036

Annual Meeting of Stockholders

June 21, 2017

Urgent Request

PLEASE SUBMIT YOUR VOTE TODAY!

Dear Stockholder:

We recently sent proxy materials regarding the Annual Meeting of The Turkish Investment Fund, Inc. scheduled for June 21, 2017 at 10:10 a.m. Eastern Time.  To date, our records indicate that we have not yet received your vote.  If you have already voted, please disregard this notice, and thank you.

For the reasons set forth in the proxy materials, the Board of Directors recommends that you vote “FOR” the proposals.  Your vote is important no matter how many shares you own.  We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the meeting and avoid the cost of additional solicitation.

If you have any questions regarding the proposals, or need duplicate proxy materials, please contact Computershare Fund Services at 1-866-963-5815.  Representatives are available Monday through Friday from 9:00 a.m. to 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.  A copy of the proxy statement is also available on Computershare’s website at www.proxy-direct.com/mor-28578.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.

Log on to the website noted on your proxy card(s) or voting instruction form, enter the control number printed on the voting card(s), and follow the simple online instructions.

2. By Touch-Tone Phone.

Call the toll-free number found on your voting card(s) or voting instruction form, and follow the simple instructions.

3. By Speaking to a Proxy Specialist.

Call 1-866-963-5815 to speak to a live proxy specialist.  We can answer your questions and record your vote.

4. By Mail.

Simply return your signed and dated voting card(s) or voting instruction form in the envelope provided.

Please utilize one of the options above to vote your shares, so your vote can be received in time for the meeting.

YOUR VOTE IS VERY IMPORTANT.

PLEASE VOTE YOUR SHARES TODAY!

R1_28578/P92402(TKF)